Exhibit 99.1

FOR IMMEDIATE RELEASE

Cardtronics Enters into Definitive Agreement to be Acquired for
$35.00 per share by Funds Affiliated with Apollo Global Management and Hudson Executive Capital

Transaction Valued at $2.3 Billion

HOUSTON and NEW YORK, December 15, 2020 -- Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, today announced that it has entered into a definitive agreement with funds (the “Apollo Funds”) managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) and Hudson Executive Capital LP (“Hudson Executive”) to be acquired for $35.00 per share in cash.

The $35.00 per share transaction price represents a 60% premium to Cardtronics’ volume-weighted average share price over the 30 trading days prior to December 8, 2020 and a 35% premium to its closing share price on December 8, 2020, the day prior to the announcement of Hudson Executive’s disclosure of its joint proposal with the Apollo Funds to acquire the Company. The transaction price indicates an enterprise value of $2.3 billion, including net debt.

“This announcement represents an exciting milestone for Cardtronics and is a testament to the strength and value of our company and the talented team we have in place,” said Ed West, CEO of Cardtronics. “Our Board of Directors regularly evaluates all opportunities that have the potential to maximize value for shareholders. Following a comprehensive process and review of alternatives, which included discussions with strategic buyers and financial sponsors, the Board determined that this transaction is in the best interest of the Company and our shareholders.”

Continued Mr. West, “As a private company, supported by Apollo and Hudson Executive, we will have increased flexibility and resources to further invest in our business to accelerate growth and innovation. We look forward to leveraging Apollo and Hudson Executive’s deep knowledge and experience investing in and growing companies like ours, as we drive value for our partners, employees, and other stakeholders.”

“Cardtronics is uniquely positioned within the increasingly complex, global payments ecosystem,” said Apollo Partner Robert Kalsow-Ramos. “Looking ahead, we see tremendous opportunity to accelerate growth through investment in the Company’s network, capabilities and people. We are excited to work closely with Ed and the broader team on this next phase of growth and are committed to delivering best-in-class service and innovative new products for Cardtronics’ valued partners.”

“Cardtronics sits in the critical nexus between the cash and digital economies. Its broad trusted network of products and solutions provides significant value to financial institutions, leading retailers and its rapidly growing group of fintech partners,” said Douglas L. Braunstein, Managing Partner and Founder of Hudson Executive Capital LP. “Together with our partners at Apollo, we are excited about the Company’s fundamental strengths and the continued value it can deliver to all stakeholders, and I look forward to continue working with the Cardtronics team.”

Transaction Details

The transaction is not subject to a financing condition and is expected to close in the first half of calendar year 2021. The transaction is subject to the satisfaction of customary closing conditions, including approval by Cardtronics shareholders and receipt of regulatory approvals. Upon completion of the transaction, Cardtronics will become a privately held company and Cardtronics’ common shares will no longer be listed on any public market.

Given his role as Founder & Managing Partner of Hudson Executive, Mr. Braunstein recused himself from the Cardtronics Board of Director discussions regarding the transaction. The other directors of the Board unanimously approved the terms of the transaction and recommend that Cardtronics shareholders vote in favor of the transaction.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Cardtronics, and Weil, Gotshal & Manges LLP and Ashurst LLP are serving as legal counsel.

RBC Capital Markets, Barclays Bank PLC, Mizuho Bank, Ltd. and Deutsche Bank AG are acting as financial advisors to Apollo and Hudson Executive.

Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cadwalader, Wickersham & Taft LLP are acting as legal advisors to Apollo and Hudson Executive, respectively.

About Cardtronics (Nasdaq: CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at over 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest retail based surcharge-free ATM network, with over 55,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike. Learn more about Cardtronics by visiting www.cardtronics.com and by following us on LinkedIn and Twitter.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, San Diego, Houston, Bethesda, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong, Shanghai and Tokyo. Apollo had assets under management of approximately $433 billion as of September 30, 2020 in credit, private equity and real assets funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.apollo.com.

About Hudson Executive Capital LP

Hudson Executive Capital (“HEC”) is a New York City-based value-oriented investor focused on engaging with US small and mid-cap public companies with identified and actionable opportunities to create outsized returns. Seasoned operating executives Douglas Braunstein and Douglas Bergeron lead an experienced investment team to help companies catalyze value and drive returns. A group of 30+ current and former public company CEOs are LPs in the fund and support all aspects of the investment model, including idea generation, investment due diligence, and execution. For more information about HEC, please visit www.hudsonexecutive.com.

Contact Information:

Investor Relations Brad Conrad 832-308-4000 ir@cardtronics.com	Media Relations Lisa Albiston 832-308-4000 corporatecommunications@cardtronics.com Or Eric Brielmann / Scott Bisang Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

Apollo Investor Relations

Peter Mintzberg

(212) 822-0528

APOInvestorRelations@apollo.com

Apollo Media Relations

Joanna Rose

(212) 882-0491

communications@apollo.com

Hudson Executive Capital Contact

Steve Lipin / Felipe Ucrós

Gladstone Place Partners 212-230-5930

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by affiliates of Apollo Global Management, Inc. (“Apollo”) and Hudson Executive Capital, L.P. (“HEC”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, the Company plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s shareholder meetings to approve the proposed transaction, the Scheme or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Company’s proxy statement (including the Scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the Scheme, subject to the terms and conditions of the Acquisition Agreement, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on April 2, 2020. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for its 2020 annual general meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward Looking Statements

This communication relates to a proposed acquisition of the Company by funds managed by affiliates of Apollo and HEC and includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. The forward-looking statements relate to future events and are based on management’s current expectations and beliefs relating to anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results, the expected timing of the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of the Company’s operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expect,” “anticipate,” “foresee,” “forecast,” “estimate,” “intend,” “plan,” “future,” “project,” “contemplate,” “could,” “would,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the Company or its share price. The Company’s forward-looking statements involve certain assumptions and significant risks and uncertainties (some of which are beyond its control) that could cause actual results to differ materially from its historical experience and present expectations or projections, including but not limited to: the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business, or on the Company’s operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Acquisition Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; and business disruption following the proposed transaction.

These risks, as well as other risks related to the proposed transaction, will be included in the proxy statement that will be filed with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the proxy statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and those set forth from time-to-time in other filings with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements contained in this communication, which speak only as of the date of this communication. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.